EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37304, 333-74940, 333-114979, 333-123948, 333-137869 and 333-158500 on Form S-8 of our report dated March 29, 2013, relating to the consolidated financial statements of The Management Network Group, Inc. appearing in this Annual Report on Form 10-K of The Management Network Group, Inc. for the year ended December 29, 2012.

/s/ DELOITTE & TOUCHE LLP

KANSAS CITY, MISSOURI

March 29, 2013